Exhibit 10.1

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

DATED AS OF

JUNE 30, 2014

This Amendment No. 1 (“Amendment”), effective as of May 2, 2016 (“Amendment Effective Date”), is made by and between RBL Capital Group, LLC (“RBL”), and TOT Group, Inc. ("TOT"), TOT Payments, LLC (“Payments”), TOT BPS, LLC (“BPS”), TOT FBS, LLC (“FBS”), Process Pink, LLC (“Pink”), TOT HPS, LLC (“HPS”) and TOT New Edge, LLC (“New Edge”). (TOT, Payments, BPS, FBS, Pink, HPS and New Edge, jointly and severally, “Co-Borrowers”.)

Recitals

WHEREAS, RBL and Co-Borrowers have executed that certain Loan and Security Agreement dated as of June 30, 2014 (the “Agreement”) wherein RBL provided a facility to Co-Borrowers with an aggregate Maximum Funding Amount of Ten Million and 00/100 dollars ($10,000,000.00); and

WHEREAS, RBL has previously advanced to Co-Borrowers an amount equal to Three Million Nine Hundred Sixty-five Thousand and 00/100 dollars ($3,965,000.00) under Notes 1, 2 and 3; and

WHEREAS, Co-Borrowers have requested that RBL amend the Agreement to, among other requests, increase the Maximum Funding Amount to Fifteen Million and 00/100 dollars ($15,000,000.00); and

WHEREAS, RBL has agreed to amend the Agreement in accordance with the terms and conditions of this Amendment;

NOW THEREFORE, for and in consideration of the promises and mutual covenants and agreements herein, and each act performed and to be performed hereunder, Co-Borrowers and RBL agree as follows:

1.     The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Agreement.

AMENDMENTS TO DEFINITIONS IN SECTION 1.02

2.     The definition of “Prepayment Premium” contained in Section 1.02 of the Agreement is hereby deleted in its entirety and is replaced by the following new definition of “Prepayment Premium”:

“Prepayment Premium. The term "Prepayment Premium" means a fee equal to either (i) three percent (3%) of the aggregate principal balance of the Note outstanding if the pre-payment of the Note takes place on or before the First Anniversary Date, (ii) two percent (2%) of the aggregate principal balance of the Note outstanding if the pre-payment of the Note takes place after the First Anniversary Date and on or before the Second Anniversary Date or (iii) zero percent (0%) of the principal balance of the Note outstanding if the pre-payment of the Note takes place after the Second Anniversary Date. Notwithstanding anything to the contrary contained herein, the Prepayment Premium for Notes 1, 2 and 3 shall at all times be zero percent (0%).”

AMENDMENTS TO ARTICLE III

3.     Section 3.01(a) of the Agreement is hereby deleted in its entirety and is replaced by the following new Section 3.01(a):

“(a)          Term Loan--In General. RBL has heretofore agreed, on the terms and subject to the conditions hereinafter set forth, to lend to Co-Borrowers up to Fifteen Million and 00/100 dollars ($15,000,000.00) (the “Maximum Funding Amount”) subject to the terms and conditions of this Agreement and the Term Loan Notes, for the term ending on that date (the "Term Loan Maturity Date") which is the earlier of: (a) the date on which Co-Borrowers have fulfilled all of their obligations under this Agreement and the Loan Instruments, (b) that date on which RBL accelerates payment of the Term Loan or (c) that date on which Co-Borrowers exercise their prepayment options in their entirety.”

4.     Section 3.01(b) of the Agreement is hereby deleted in its entirety and is replaced by the following new Section 3.01(b):

"(b)          Term Loans. The initial loan will be funded on or before July 10, 2014 and will be in the amount of Three Million Two Hundred Fifty Thousand and 00/100 dollars ($3,250,000.00). Thereafter, Co-Borrowers may make written requests to RBL for additional loans under this Agreement, which request will state the amount of the loan requested and the purpose of the loan. Subject to the condition that the purpose of the loan is for general working capital purposes or to support the growth of Co-Borrowers and that at the time a loan is made under this Agreement (i) no more than forty (40) months have elapsed since the Closing Date, (ii) no less than thirty (30) days have elapsed since the previous funding under this Agreement, (iii) the amount of the loan requested and available hereunder is not less than One Hundred Thousand and 00/100 dollars ($100,000.00), (iv) Co-Borrowers have satisfied all of the conditions in Article V of this Agreement, (v) Co-Borrowers are in compliance with all of Co-Borrower’s covenants in Article VI of this Agreement, (vi) all of the representations and warranties of Co-Borrowers set forth in Article II of the Agreement remain true and correct, (vii) C0-Borrowers are not in breach of any of Co-Borrowers’ other duties or obligations under this Agreement, (viii) there has been no Material Adverse Event and (ix) the amount Co-Borrowers request will not cause the aggregate amount of fundings under this Agreement to exceed the Maximum Funding Amount, RBL will lend to Co-Borrowers an amount not to exceed the difference between (1) the average total Processing Agreement Proceeds received by Co-Borrowers over the previous three (3) months times a multiple equal to twelve (12) and (2) the total amount of the previous loans made to Co-Borrowers under this Agreement.”

5.     Section 3.01(g) of the Agreement is hereby deleted in its entirety and is replaced by the following new Section 3.01(g):

"(g)      Prepayment of the Term Loan. Co-Borrowers may prepay the principal of any Term Loan, in whole or in part, by (i) paying the Prepayment Premium on that portion of the Term Loan Note being prepaid, and (ii) paying all other amounts then due and outstanding under the Term Loan Note being prepaid; and, (iii) upon prepayment of the final amounts due under the Term Loan Note, paying any Backend Financing Fees applicable to that Note that are due pursuant to the terms of this Agreement.”

6.     Section 3.01(h) of the Agreement is hereby deleted in its entirety and is replaced by the following new Section 3.01(h):

"(h)      Financing Fee. In addition to all other amounts due hereunder, Co-Borrowers agree to pay to RBL an upfront financing fee equal to Two percent (2%) of the face amount of each Term Loan Note and a backend financing fee equal to Four percent (4%) of the face amount of each Term Loan Note (the “Backend Financing Fee”). RBL agrees to finance the upfront fee as part of the applicable Term Loan. Co-Borrowers shall pay the Backend Financing Fee at the same time as the final Term Loan Installment of each Term Loan. In addition, Co-Borrowers agree to pay a one-time supplemental Backend Financing Fee of Twenty Thousand and 00/100 dollars ($20,000.00) at the same time as the final Term Loan Installment is paid on Note 3.”

ADDITIONAL COVENANTS, REPRESENTATIONS AND WARRANTIES

7.     Co-Borrowers hereby represent and warrant that all of the representations and warranties set forth in the Agreement are true and correct as of the Amendment Effective Date and that no Event of Default exists and that no event has occurred that, with the passage of time, would become an Event of Default if not cured.

CONDITIONS TO CLOSING

8.     All of RBL’s obligations under this Amendment are subject to full satisfaction of the following conditions precedent:

(a) As of the date of this Amendment, there shall not have been any material adverse change in the assets or condition (financial or otherwise) of Co-Borrowers, as such assets or conditions are reflected in the information that has been provided to RBL, and no Event of Default shall have occurred, nor shall any event, that with the passage of time, would result in an Event of Default if not cured.

(b) Co-Borrowers are in compliance with all of Co-Borrowers’ covenants in Article VI of this Agreement, all of the representations and warranties of Co-Borrowers set forth in Article II of this Agreement remain true and correct and Co-Borrowers are not in breach of any of Co-Borrowers’ other duties or obligations under this Agreement.

MISCELLANEOUS

9.     The laws of the State of New York shall govern this Amendment in all aspects, including execution, interpretation, performance and enforcement, without regard to principles of conflicts of law. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT, WHETHER BASED UPON CONTRACT OR TORT, SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK OR, AT THE SOLE OPTION OF RBL, IN ANY OTHER COURT IN WHICH RBL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY CONSENTS TO PERSONAL JURISDICTION IN THE AFOREMENTIONED COURTS AND WAIVES THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

10.    Unless otherwise specifically provided in this Amendment, a modification, amendment or waiver of any provision of this Amendment or a consent to any departure by Co-Borrowers therefrom, shall be effective only when the same shall be in writing and signed by a duly authorized officer of RBL and Co-Borrowers, and then such waiver of consent shall be effective only in the specific instance and for the purpose for which given.

11.    All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

12.    This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. Facsimile or emailed copies of signatures shall constitute original signatures for all purposes of this Amendment and any enforcement hereof, and a photocopy or PDF shall be effective as an original for all purposes.

13.    In case any one or more of the provisions contained in this Agreement or in any other of the Loan Instruments shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

14.    The section and paragraph headings used herein are for convenience only and shall not be read or construed as limiting the substance or generality of such sections or paragraphs of this Amendment.

15.    All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Instruments, including without limitation this Amendment, shall survive all closings under this Amendment and, except as otherwise indicated, shall not be affected by any investigation made by any party.

16.   The Co-Borrowers hereby represent and warrant to RBL that there have been no intervening liens recorded or placed on the Collateral since the filing of the financing statements referred to in Section 8.06 of the Agreement.

17.   Except as specifically modified hereunder, all terms and conditions of the Agreement and the Loan Instruments shall remain in full force and effect.

IN WITNESS WHEREOF, Co-Borrowers and RBL have caused this Amendment to be duly executed by their duly authorized officer, all as of the day and year first above written.

TOT GROUP, INC.		RBL CAPITAL GROUP, LLC

By:	/s/ Oleg Firer	By:	/s/ Jay Cohen
Name: Oleg Firer		Name: Jay Cohen
Title: CEO		Title:

TOT PAYMENTS, LLC		TOT BPS, LLC

By:	/s/ Oleg Firer	By:	/s/ Oleg Firer
Name: Oleg Firer		Name: Oleg Firer
Title: CEO		Title: CEO

TOT FBS, LLC		PROCESS PINK, LLC

By:	/s/ Oleg Firer	By:	/s/ Oleg Firer
Name: Oleg Firer		Name: Oleg Firer
Title: CEO		Title: CEO

TOT HPS, LLC		TOT NEW EDGE, LLC

By:	/s/ Oleg Firer	By:	/s/ Oleg Firer
Name: Oleg Firer		Name: Oleg Firer
Title: CEO		Title: CEO